Exhibit 99.1

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

SINO GREEN LAND CORPORATION

AND

INVESTORS LISTED IN SCHEDULE A

DATED

August 30th, 2010

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the  th day of March, 2010 between Sino Green Land Corporation, a corporation organized and existing under the laws of the State of Nevada (“SGLA” or the “Company”) and the investors whose names are set forth on Schedule A attached hereto (the “Investors”).

PRELIMINARY STATEMENT:

WHEREAS, the Investors desire to purchase from the Company and the Company desires to issue and sell to the Investors, upon the terms and subject to the conditions of this Agreement, the number of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) set forth on Schedule A hereto; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

SUPERSEDER AND DEFINITIONS

1.1 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede any such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.2 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.2.1 “1933 Act” means the Securities Act of 1933, as amended.

1.2.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.2.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question.

1.2.4 “Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.

1.2.5 “Closing” shall mean the closing of the transactions contemplated by this Agreement on the Closing Date.

1.2.6 “Closing Date” means the date on which the payment of the Purchase Price (as hereinafter defined) by the Investors pursuant to Section 2.2 hereof, to the Company is completed pursuant to this Agreement to purchase the Common Stock, which shall occur on or before the date in the preamble.

1.2.7 Reserved.

1.2.8 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Affiliates, taken as a whole or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement.

1.2.9 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.2.10 “Purchase Price” means the amounts to be paid by the Investors as set forth on Schedule A hereto. which is Twenty Cents ($0.20) per share.

1.2.11 “SEC” means the Securities and Exchange Commission.

1.2.12 "SEC Documents" shall mean the Company's most recent Form 10-K, all Forms 10- Q and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year.

1.2.13 Reserved.

1.2.14 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

ARTICLE II

SALE AND PURCHASE OF COMMON STOCK

2.1 Sale of Common Stock.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, the Company agrees to issue and sell to the Investors, and each of the Investors agrees to purchase from the Company, the number of shares of Common Stock set forth opposite each Investor’s name on Schedule A hereto (the “Shares”). The Company and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act, and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments to be made hereunder.

2.2 Purchase Price. The Purchase Price shall be delivered by the Investors in the form of a wire transfer made payable to the Company in United States Dollars on the Closing Date.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date. The Closing of the transactions contemplated by this Agreement, unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to the terms and conditions and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered the following:

(a)	At or prior to Closing, an executed copy of this Agreement with all exhibits and schedules attached hereto;
(b)	Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;
(c)	Certificate of good standing issued by the Secretary of State of the State of Nevada;
(d)	Stock certificates in the names of Investors evidencing the Common Stock.

3.3 Deliveries by Investor. In addition to the terms and conditions and without limiting any other provision of this Agreement, the Investors agree to deliver, or cause to be delivered, to the Company at or prior to the Closing the following:

(a)	A deposit in the amount of the Purchase Price to an account at the direction of the Company;
(b)	The executed Agreement with all Exhibits and Schedules attached hereto; and
(c)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days upon request.

3.4 Further Assurances. The Company and the Investors shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investors, and the Investors shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investors may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as of the date hereof and as of the Closing Date as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2  Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date, which have been filed with the SEC are a complete and correct copy of such documents as in effect on the date hereof and as of the Closing Date.

4.3 Capitalization.

4.3.1 The authorized and outstanding capital stock of the Company as of December 31, 2009 is set forth in the Company’s Annual Report on Form 10-K, filed on March  , 2010 with the SEC.

4.3.2 Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, or as set forth in the Company’s SEC Documents, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

4.3.3 The Company on the Closing Date will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Common Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Common Stock, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement, when duly executed and delivered by the Company, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound. Excluding from each of the foregoing clauses are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company has previously provided to the Investor the financial statements of the Company for the three and twelve months ended December 31st, 2009 (the “Financial Statements”). The balance sheets contained in the Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in the Financial Statements (including any related notes and schedules thereto) fairly presented, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7 Compliance with Applicable Laws. To the knowledge of the Company, the Company is not in violation of, or under investigation with respect to, or been given notice or been charged with, the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. Except as set forth on Schedule 4.10, to the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Subject to the accuracy of the Investors’ representations in Article V, the sale of the Common Stock by the Company to the Investors will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to any of the Investors. The Company is issuing the Common Stock in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act, and any other exemption from registration available for this transaction; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Common Stock or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or materially reduce the volume of its business with the Company from historical levels. Since December 31, 2009, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors represents and warrants to the Company as of the date hereof and as of the Closing Date as follows that:

5.1 Organization and Standing of the Investor. The Investor is a corporation, partnership or limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Common Stock.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action and no other corporate proceedings on the part of the Investor is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not: (i) conflict with or violate the charter, bylaws or operating agreement of the Investor; (ii) conflict with, breach or violate any federal, state, foreign or local law in effect as of the date of this Agreement and applicable to the Investor; (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Investor pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Investor is a party or by which the Investor or any of its properties or assets is bound. Excluding from each of the foregoing clauses are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the securities of the Company. The Investor is not required to be registered as a broker-dealer under Section 15 of the 1934 Act and the Investor is not a broker-dealer. The Investor acknowledges that an investment in the securities of the Company is speculative and involves a high degree of risk.

5.6 Acquisition for Investment. The Investor is purchasing the securities of the Company solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. The Investor does not have a present intention to sell any of the securities of the Company, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the securities of the Company to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with federal and state securities laws applicable to such disposition. The Investor acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of Investor’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the securities of the Company and (iii) has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries as the Investor has deemed necessary or appropriate to conduct its due diligence investigation.

5.7 Rule 144. The Investor understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Investor acknowledges that it is familiar with Rule 144 of the rules and regulations of the SEC promulgated pursuant to the 1933 Act, and that the Investor has been advised that Rule 144 permits resales only under certain circumstances. The Investor understands that to the extent that Rule 144 is not available, the Investor will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement.

5.8 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.9 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.10 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.11 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1 Compliance with Laws. The Company hereby agrees to comply in all material respects with the Company's reporting, filing and other obligations under the Laws.

6.2 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company (excluding a merger or related transaction). The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.3 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

6.4 [Intentionally Omitted.]

6.5 Finance Manager / CFO. The Company must hire a Finance Manager, or a Chief Financial Officer, (with US public company experience) within forty-five (45) days post closing. At any time post forty-five (45) days after closing if the Finance Manager or Chief Financial Officer (with US public company experience) is no longer with the Company they must hire a new candidate within forty-five (45) days post their departure.

6.6 Independent Directors. Within one hundred and eighty (180) days after the Closing Date, the Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors (of which two of them must be English speaking and have prior experience with US public companies), as defined by the NASD, before Closing.

6.7 National Exchange Listing. Within one hundred and eighty (180) days post closing the Company must have sent in the necessary paperwork to apply for a listing on the American Stock Exchange. If within one hundred and eighty (180) days post closing the Company has not sent in the necessary paperwork to the appropriate parties than the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the Purchase Price per month, payable monthly in cash or stock (based on the closing price of this transaction).

6.8 Reverse Stock Split. Within ninety (90) days post closing the Company must conduct a minimum of a six (6) for one (1) and maximum of eight (8) for one (1) reverse stock split.

6.9 Public Communication. The Company must have a program established for investor relations (IR) and public awareness (PR) with a reputable and establish firm that is commensurate for a company listed on a National Exchange. The Company must also commit to US road shows and presentations to the U.S. investment community that is commensurate for a company listed on a National Exchange.

ARTICLE VII

COVENANTS OF THE INVESTOR

Each of the Investors covenants to the Company as follows:

7.1 Compliance with Law. The Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Common Stock, has not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Common Stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL SHALL BE DELIVERED TO THE COMPANY, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE SOLD OR TRANSFERRED MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION."

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in it sole discretion.

8.1 Delivery of Purchase Price. The Purchase Price shall have been delivered to the Company on the Closing Date.

8.2 Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Investor to the Company.

8.3 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.4 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

8.5 Compliance with Covenants. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied by Investors prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation hereunder of the Investors to purchase the Common Stock and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, on or prior to Closing Date, of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in it sole discretion.

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

9.3 Compliance with Covenants  . The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company and the Investors by mutual consent, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to pursue a remedy of specific performance upon tender into a court an amount equal to the Purchase Price hereunder. The indemnification by each party to this Agreement shall be limited to $100,000.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits and documents referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Sino Green Land Corporation
6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District
Guangzhou, China 511400
Attn: Anson Fong

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile No.: (212) 715-9100
Attn: Bill Huo, Esq.

If to the Investors:

Listed in Exhibit A

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of SEC filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.14 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

   IN WITNESS WHEREOF, the Investors and the Company have as of the date first writtn above executed this Agreement.

SINO GREEN LAND CORPORATION

/s/ Anson Fong
By:	Anson Fong
Title:	Chairman

INVESTORS:

By	/s/ Cheung Mei Sum Sonia
Cheung Mei Sum Sonia
Flat B, 6/F, Birchwood Place, 96 Macdonnel Rd. Mid-Levels, Hong Kong

   IN WITNESS WHEREOF, the Investors and the Company have as of the date first writtn above executed this Agreement.

SINO GREEN LAND CORPORATION

/s/ Anson Fong
By:	Anson Fong
Title:	Chairman

INVESTORS:

By	/s/ Wong Sheung Yu
Wong Sheung Yu
Rm718 7/F China Pacific Ind Bldg., 698 Castle Peak Road Kowloon, Hong Kong